Exhibit 99.1

Leslie’s, Inc. Announces Third Quarter 2026 Financial Results

PHOENIX – August 12, 2026 – Leslie’s, Inc. (NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for the fiscal third quarter 2026.

"We continued to advance our strategic transformation in the third quarter, taking decisive action to right-size our cost structure and supply chain, realign our pricing strategy, and invest in omnichannel capabilities. Despite this progress, the macroenvironment remains challenging. We have begun exploring strategic alternatives with certain of our financial stakeholders to provide the incremental financial flexibility needed to continue to deliver on our strategic priorities and drive sustainable growth. Such strategic alternatives may include but are not limited to a deleveraging transaction, potentially combined with one or more financing transactions," said Jason McDonell, Chief Executive Officer.

McDonell added: "While this work is underway, we are focused on driving traffic to our stores and digital platforms as we optimize our business model. We continue to have meaningful liquidity and are operating our business in the normal course. We are encouraged by the feedback received from customers on the new pricing strategy and will continue to refine the strategy with additional input and data."

Fiscal Third Quarter Ended July 4, 2026 Results

•
Sales were $458.5 million, a decrease of 8.4% compared to $500.3 million in the prior year period. Comparable sales decreased 6.2%.
•
Gross profit was $167.1 million, a decrease of 15.5% compared to $197.9 million in the prior year period. Gross margin was 36.5% compared to 39.6% in the prior year period.
•
Selling, general and administrative expenses (“SG&A”) were $106.4 million compared to $129.6 million in the prior year period. As a percentage of sales, SG&A decreased 270 basis points (“bps”).
•
Non-cash impairment was $(0.7) million, comprised of non-cash lease gains due to lease terminations on stores that were closed and impaired during the first quarter of 2026. No impairment charges were recorded in the comparable prior year period.
•
Net income increased by $26.1 million to $47.8 million compared to $21.7 million in the prior year period.
•
Adjusted net income was $37.8 million compared to $25.2 million in the prior year period.
•
Diluted earnings per share was $5.01 compared to $2.34 in the prior year period. Adjusted diluted earnings per share was $3.96 compared to $2.72 the prior year period.
•
Adjusted EBITDA was $55.7 million compared to $81.6 million in the prior year period.

Fiscal Nine Months Ended July 4, 2026 Results

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Sales were $790.4 million, a decrease of 7.3% compared to $852.7 million in the prior year period. Comparable sales decreased 5.5%.
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Gross profit was $247.5 million, a decrease of 14.5% compared to $289.6 million in the prior year period. Gross margin was 31.3% compared to 34.0% in the prior year period.
•
SG&A decreased by $25.1 million to $284.2 million compared to $309.3 million in the prior year period. As a percentage of sales, SG&A decreased 30 bps.
•
Non-cash impairment was $8.3 million, comprised of asset write-offs related to the closure of 80 underperforming stores and one distribution center. No impairment charges were recorded in the comparable prior year period.
•
Net loss was $(87.7) million compared to net loss of $(74.2) million in the prior year period.

•
Adjusted net loss was $(79.7) million compared to adjusted net loss of $(66.0) million in the prior year period.
•
Diluted loss per share was $(9.40) compared to $(8.01) in the prior year period. Adjusted diluted loss per share was $(8.55) compared to $(7.13) in the prior year period.
•
Adjusted EBITDA was $(11.4) million compared to $16.2 million in the prior year period.

Balance Sheet Highlights

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Capital expenditures totaled $10.5 million in the period ended July 4, 2026 compared to $19.1 million in the period ended June 28, 2025.
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Cash and cash equivalents totaled $45.9 million as of July 4, 2026, an increase of $3.2 million, compared to $42.7 million as of June 28, 2025.
•
Inventories totaled $233.4 million as of July 4, 2026, a decrease of $39.8 million or 14.6% compared to inventories of $273.2 million as of June 28, 2025.
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Total liquidity was $207.1 million from cash on-hand and borrowings available under the credit facility as of July 4, 2026.

Full Year Fiscal 2026 Expectations

Given macroeconomic softness and the uncertainty around the company’s ability to continue to drive consumer behavior, the company is withdrawing its prior full year outlook and not updating it at this time.

Conference Call Details

The company will host a conference call at 5:00 p.m. Eastern time on August 12, 2026 to discuss the financial results for the third quarter of fiscal 2026 as well as progress against the company’s strategic transformation initiatives. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A replay of the conference call will be available within approximately three hours of the conclusion of the call and will be available on the company’s Investor Relations website for 180 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential consumers and pool professionals nationwide. The company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The company operates an integrated ecosystem of over 900 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering every single Leslie’s customer with the knowledge, products, and solutions necessary to confidently maintain and thoroughly enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted earnings (loss) per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net loss, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings (loss) per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, liquidity, business strategy, strategic transformation plan, our exploration of strategic alternatives and discussions with financial stakeholders, including potential results thereof, potential deleveraging or other balance sheet transactions, value proposition, dispositions, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “deliver,” “well-positioned,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes, or the timing of our results or outcomes, could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth and cost optimization strategies, including our strategic pricing transformation, and any restructuring efforts;

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our expectations regarding our cash resources and cash generation from normal operations;
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our ability to continue as a going concern;
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our ability to timely service, pay off, refinance, restructure or extend our existing debt obligations and otherwise satisfy our liquidity requirements, including our Term Loan prior to its maturity, as well as our ability to incur additional debt on terms and at rates acceptable to us;
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our ability to enter into and successfully complete a deleveraging transaction or other balance sheet transaction and the terms thereof;
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our ability to obtain additional capital to finance operations and investment in growth;
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the impact of our indebtedness, debt service obligations and debt covenants, and our exposure to variable rate indebtedness;
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the impact of discussions and negotiations with our financial stakeholders, including our debtholders;
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the deterioration of our credit profile and credit rating, including its impact on our access to commercial credit;
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supply disruptions or increased costs, including as a result of trade policies, geopolitical conflicts and related impacts on commodity prices;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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our ability to maintain the integrity of our supply chain without disruption;
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our ability to successfully streamline our operations and improve long-term profitability, including through the closure of underperforming U.S. stores;
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competition from mass merchants, online platforms and specialty retailers;
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successful reactivation of lapsed residential and commercial customers;
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potential demographic shifts, including a larger percentage of “do-it-for-me” pool owners vs. prior historical patterns;
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impacts from the sensitivity of our business to weather conditions, changes in the economy (including higher interest rates, economic contractions or recessions, inflationary pressures and changes in trade policies, including tariffs, other trade restrictions or the threat thereof, and our success or lack of success, as the case may be, in recouping funds from policies later deemed invalid), bifurcated consumer income and purchasing patterns, cost consciousness, geopolitical events or conflicts (including the ongoing conflict in Ukraine, the conflicts in the Middle East and the related impacts on commodity prices, including the price of oil), respective changes in new or existing pool construction and renovation, and the broader housing market;
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disruptions in the operations of our manufacturing facilities and distribution centers;
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our ability to implement technology initiatives that deliver anticipated benefits without disrupting our operations;
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our ability to execute on our management transition plans and to attract and retain senior management and other qualified personnel;
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regulatory changes and developments affecting our current and future products including evolving legal standards, regulations and stakeholder expectations concerning environmental, and sustainability matters;
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commodity price inflation and deflation, including volatility in the price of crude oil and associated commodities;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to maintain compliance with Nasdaq listing standards;

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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended October 4, 2025, subsequent Quarterly Reports on Form 10-Q, and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release The results, outcomes, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes, or the timing of results and outcomes, could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Tom Filandro

Partner, ICR

Lesliesir@icrinc.com

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$458,493	$500,347	$790,365	$852,709
Cost of merchandise and services sold	291,368	302,457	542,825	563,156
Gross profit	167,125	197,890	247,540	289,553
Selling, general and administrative expenses	106,372	129,572	284,247	309,313
Impairment	(708)	—	8,266	—
Operating income (loss)	61,461	68,318	(44,973)	(19,760)
Interest expense	14,145	15,764	42,045	47,425
Income (loss) before taxes	47,316	52,554	(87,018)	(67,185)
Income tax expense (benefit)	(478)	30,824	656	6,969
Net income (loss)	$47,794	$21,730	$(87,674)	$(74,154)
Earnings (loss) per share:
Basic	$5.10	$2.34	$(9.40)	$(8.01)
Diluted	$5.01	$2.34	$(9.40)	$(8.01)
Weighted average shares outstanding:
Basic	9,363	9,275	9,329	9,263
Diluted	9,542	9,275	9,329	9,263

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA	$55,704	$81,570	$(11,401)	$16,193
Adjusted net income (loss) (2)	$37,800	$25,241	$(79,720)	$(66,000)
Adjusted diluted earnings (loss) per share	$3.96	$2.72	$(8.55)	$(7.13)

(1)
See section titled “GAAP to Non-GAAP Reconciliation”
(2)
The prior period comparative reconciliation has been updated to conform to the current period presentation.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	July 4, 2026	October 4, 2025	June 28, 2025
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$45,911	$64,340	$42,684
Accounts and other receivables, net	32,174	23,217	34,794
Inventories, net	233,425	207,983	273,192
Prepaid expenses and other current assets	39,734	33,249	34,460
Total current assets	351,244	328,789	385,130
Property and equipment, net	75,421	92,544	94,143
Operating lease right-of-use assets	232,130	252,988	260,925
Goodwill and other intangibles, net	28,172	30,732	212,407
Other assets	35,225	36,422	36,888
Total assets	$722,192	$741,475	$989,493
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$111,023	$51,894	$91,587
Accrued expenses and other current liabilities	80,045	82,447	104,629
Operating lease liabilities	69,150	74,720	65,755
Total current liabilities	260,218	209,061	261,971
Deferred tax liabilities	295	287	1,549
Operating lease liabilities, noncurrent	168,945	185,076	197,375
Revolving Credit Facility	30,000	—	20,000
Long-term debt, net	753,364	752,055	751,547
Other long-term liabilities	2,108	2,988	3,218
Total liabilities	1,214,930	1,149,467	1,235,660
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 50,000,000 shares authorized and 9,365,475, 9,290,311, and 9,278,924 issued and outstanding as of July 4, 2026, October 4, 2025, and June 28, 2025.	9	9	9
Additional paid-in capital	116,102	113,174	112,183
Retained deficit	(608,849)	(521,175)	(358,359)
Total stockholders’ deficit	(492,738)	(407,992)	(246,167)
Total liabilities and stockholders’ deficit	$722,192	$741,475	$989,493

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Nine Months Ended
	July 4, 2026	June 28, 2025
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(87,674)	$(74,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,966	25,080
Equity-based compensation	2,934	5,194
Amortization of deferred financing costs and debt discounts	1,690	1,619
Impairment	8,266	—
Inventory impairment	5,363	—
Provision for credit losses	274	574
Deferred income taxes	8	5,717
Loss on asset dispositions	271	1,044
Changes in operating assets and liabilities:
Accounts and other receivables	(9,231)	10,099
Inventories, net	(30,805)	(38,909)
Prepaid expenses and other current assets	(6,485)	(281)
Other assets	961	2,561
Accounts payable	59,129	23,965
Accrued expenses and other current liabilities	(1,481)	(1,049)
Income taxes payable	—	(1,127)
Operating lease assets and liabilities, net	(3,784)	269
Net cash used in operating activities	(37,598)	(39,398)
Investing Activities
Purchases of property and equipment	(10,540)	(19,064)
Proceeds from asset dispositions	127	117
Net cash used in investing activities	(10,413)	(18,947)
Financing Activities
Borrowings on revolving credit facility	115,000	159,500
Payments on revolving credit facility	(85,000)	(139,500)
Repayment of long-term debt	—	(27,025)
Payments on finance leases	(267)	(392)
Payment of deferred financing costs	(145)	—
Payments of employee tax withholdings related to restricted stock vesting	(6)	(59)
Net cash provided by (used in) financing activities	29,582	(7,476)
Net decrease in cash and cash equivalents	(18,429)	(65,821)
Cash and cash equivalents, beginning of period	64,340	108,505
Cash and cash equivalents, end of period	$45,911	$42,684
Supplemental Information:
Cash paid for interest	$40,889	$46,462
Cash paid for income taxes, net of refunds received	506	3,556

GAAP to Non-GAAP Reconciliation

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$47,794	$21,730	$(87,674)	$(74,154)
Interest expense	14,145	15,764	42,045	47,425
Income tax expense (benefit)	(478)	30,824	656	6,969
Impairment (1)	(857)	—	13,629	—
Depreciation and amortization expense (2)	7,566	8,572	22,966	25,080
Equity-based compensation expense (3)	798	1,581	2,940	5,242
Strategic project costs (4)	3,728	1,056	10,334	1,836
Legal settlement gain (5)	(17,504)	—	(17,504)	—
Executive transition costs and other (6)	512	2,043	1,207	3,795
Adjusted EBITDA	$55,704	$81,570	$(11,401)	$16,193

	Three Months Ended		Nine Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$47,794	$21,730	$(87,674)	$(74,154)
Impairment (1)	(857)	—	13,629	—
Equity-based compensation expense (3)	798	1,581	2,940	5,242
Strategic project costs (4)	3,728	1,056	10,334	1,836
Legal settlement gain (5)	(17,504)	—	(17,504)	—
Executive transition costs and other (6)	512	2,043	1,207	3,795
Tax effects of these adjustments (7)	3,329	(1,169)	(2,652)	(2,719)
Adjusted net income (loss) (8)	$37,800	$25,241	$(79,720)	$(66,000)

Diluted earnings (loss) per share	$5.01	$2.34	$(9.40)	$(8.01)
Adjusted diluted earnings (loss) per share	$3.96	$2.72	$(8.55)	$(7.13)
Weighted average shares outstanding
Basic	9,363	9,275	9,329	9,263
Diluted	9,542	9,275	9,329	9,263

(1)
Represents non-cash charges related to asset write offs for certain underperforming stores and certain inventory related to the store and distribution center closings.
(2)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our consolidated statements of operations.
(3)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our consolidated statements of operations.
(4)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. Also included are costs related to the closure of the 80 stores and one distribution center announced, and substantially completed, in the first quarter of 2026. These items are reported in SG&A in our consolidated statements of operations.
(5)
In June 2026, the Company entered into a settlement agreement to resolve certain credit card interchange fee litigation matters in which we were a plaintiff. As a result of this settlement, we recorded a gain of $17.5 million, net of legal fees. Amounts are reported in SG&A in our consolidated statements of operations.
(6)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our consolidated statements of operations.
(7)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense (benefit) in our consolidated statements of operations. The prior period amounts have been corrected for a calculation error reported for the three and nine months ended June 28, 2025.
(8)
The prior period comparative reconciliation has been updated to conform to the current period presentation.